Exhibit 10.1

WHITING PETROLEUM CORPORATION

AMENDMENTS TO AWARDS UNDER

THE 2013 EQUITY INCENTIVE PLAN AND

THE EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

August 24, 2018

Dear Award Holder:

The Compensation Committee recently approved enhanced vesting features for our long-term incentive compensation program for our officers. We intend to include these enhanced vesting features in future long-term incentive compensation awards granted to our officers and the vesting features will also apply to your outstanding restricted stock and performance share awards granted in 2016, 2017 and 2018 under the Whiting Petroleum Corporation 2013 Equity Incentive Plan. However, these enhanced vesting features will apply only if you also agree to an amendment to your Executive Employment and Severance Agreement. The enhanced vesting features and the amendment to your Executive Employment and Severance Agreement are described below.

Enhanced Vesting Features

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Restricted Stock—Retirement or Death While Retirement Eligible. If you retire after age 60 with at least 10 years of service (a “qualifying retirement”) or if you die while eligible for a qualifying retirement, then all of your unvested restricted stock will vest and be released.

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Performance Shares—Retirement or Death While Retirement Eligible. If you have a qualifying retirement or die while eligible for a qualifying retirement, then a pro rata portion of your performance shares (based on time served as an employee during the relevant performance period) will vest and be released, subject to determination of the number of shares earned based on performance through the end of the relevant performance period.

Amendment to Employment and Severance Agreement

In exchange for the enhanced vesting features described above, you are being asked to agree to an amendment to your Executive Employment and Severance Agreement. The amendment would remove the exception to your non-competition obligations for your service as a director of an entity that has less than 10% of its assets located in the Whiting Fields and Plays.

The descriptions above are only a summary of the proposed amendments to your equity awards and your Executive Employment and Severance Agreement and are qualified in their entirety by the full text of the amendments as set forth in Exhibit A to this letter. In the event of any difference between the descriptions above and the text in Exhibit A, the text in Exhibit A will govern. If you agree to the amendments, please sign and date this letter below where indicated and return the signed original to Bruce R. DeBoer.

Please be aware that, if you agree to these amendments and you either (1) are currently eligible for a qualifying retirement, or (2) become eligible for a qualifying retirement during the vesting or performance period that applies to your awards, then you may have a taxable event with respect to your awards before the shares are released to you. If that happens, Whiting will withhold shares from your award to cover the related tax withholding obligation so that you will not need to pay for the full amount of such taxes before receiving the shares.

Except for the changes described in these amendments, the terms and conditions of your awards, including, without limitation, the number of shares subject to your awards, the performance goals and the vesting schedules, as well as the terms and conditions of your Executive Employment and Severance Agreement, remain in full force and effect and are not changed.

If you have any questions, please contact Bruce R. DeBoer.

Sincerely,

Bradley J. Holly

Chairman, President and Chief Executive Officer

Whiting Petroleum Corporation

ACCEPTED AND AGREED:

Signature:	Date: August 24, 2018

Print Name:

Exhibit A

Amendment to Restricted Stock Agreements

1.	Paragraph 2 of the Restricted Stock Agreements relating to awards granted in 2016, 2017 and 2018 (the “Restricted Stock Agreements”) is amended by adding the following to the end thereof:

If the Participant’s employment is terminated by Retirement (as defined below) or as a result of the Participant’s death when the Participant is Retirement eligible, then the restrictions imposed upon the Restricted Stock (except for any such shares which were previously forfeited to the Company) by the first sentence of this Paragraph 2 shall immediately be deemed to have lapsed and the Release Date shall be deemed to have occurred with respect to the Restricted Stock as of the date of such termination. “Retirement” shall mean the termination of the Participant’s employment (x) following the Participant’s having reached the age of sixty (60) with at least ten (10) years of service as an employee of the Company or one of its affiliates and (y) at a time when Participant’s employment could not have been terminated for Cause (as defined in the Executive Employment and Severance Agreement between the Participant and the Company).

2.	Paragraph 5 of the Restricted Stock Agreements is amended and restated in its entirety to read as follows:

Other Termination of Employment or Death Prior to Retirement Eligibility. If the Participant’s employment with, or service on the board of directors of, the Company and its affiliates (as applicable) is terminated prior to the Release Date for any reason other than the Participant’s Retirement or the Participant’s death following Retirement eligibility (including death prior to Retirement eligibility), then all Restricted Stock that has not been released shall be forfeited to the Company on the date on which such termination of status occurs.

3.	Paragraph 8 of the Restricted Stock Agreements is amended and restated in its entirety to read as follows:

Tax Withholding.

(a)

It shall be a condition of the obligation of the Company to issue or release from the segregated account Restricted Stock to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock, as a result of the termination of the restrictions on such Stock hereunder or in connection with any other event relating to the Restricted Stock.

(b)

If the Participant does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Participant may satisfy the Company’s withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant from escrow hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock or other event relating to such Restricted Stock; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment. The election must be made in writing and delivered to the Company prior to the Tax Date. If the number of shares of Stock so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”) and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor, if any.

(c)

To the extent the Participant has not made a payment or election contemplated by subparagraph (a) or (b), the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy withholding obligations relating to the Restricted Stock by withholding that number of shares of Restricted Stock otherwise held in escrow for the Participant hereunder having a Fair Market Value on the Tax Date equal to the amount required to be withheld; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment.

Amendment to 2016 and 2017 Performance Share Agreements

1.	Paragraph 6 of the Performance Share Agreements relating to awards granted in 2016 and 2017 is amended and restated in its entirety to read as follows:

Termination of Employment or Death.

(a)

If the Participant’s employment with the Company and its affiliates terminates prior to the Release Date as a result of (i) the Participant’s Retirement (as defined below) or (ii) the Participant’s death when the Participant is Retirement-eligible (either of (i) or (ii), a “Qualifying Termination”), then the Participant shall be eligible to earn a pro rata portion of the shares subject to this Agreement. Such pro rata portion shall be equal to the product of (A) the Target Shares multiplied by (B) the quotient of (x) the number of days during the Performance Period on which the Participant was employed by the Company divided by (y) the total number of days in the Performance Period, and the number of Earned Shares shall be determined as provided in Paragraphs 2 and 3 by using such pro rata portion as the Target Shares. Any shares of Stock that are not part of such pro rata portion that the Participant remains eligible to earn shall be forfeited to the Company as of the date on which the Qualifying Termination occurs.

(b)

“Retirement” shall mean the termination of the Participant’s employment (i) following the Participant’s having reached the age of sixty (60) with at least ten (10) years of service as an employee of the Company or one of its affiliates and (ii) at a time when the Participant’s employment could not have been terminated for Cause (as defined in the Executive Employment and Severance Agreement between the Participant and the Company).

(d)

If the Participant’s employment with the Company and its affiliates is terminated prior to the Release Date for any reason other than the Participant’s Retirement or the Participant’s death following Retirement eligibility (including death prior to Retirement eligibility), then all Stock that has not been earned and released shall be forfeited to the Company on the date on which such termination occurs.

2.	Paragraph 9 of the Performance Share Agreements relating to awards granted in 2016 and 2017 is amended and restated in its entirety to read as follows:

Tax Withholding.

(a)

It shall be a condition of the obligation of the Company to issue or release from the segregated account shares of Stock and Dividends to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Stock or Dividends, as a result of the termination of the restrictions on such Stock or Dividends hereunder or in connection with any other event relating to the Stock or Dividends.

(b)

The Participant may satisfy withholding tax requirements with respect to shares of Stock by electing to have the Company withhold that number of shares of Stock otherwise deliverable to the Participant from the segregated account hereunder or otherwise issuable to the Participant to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the amount required to be withheld as a result of the termination of the restrictions on or issuance of such shares of Stock; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment. The election must be made in writing and must be delivered to the Company prior to the Tax Date. If the number of shares of Stock so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”) and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of shares of Stock over the purchase price therefor, if any.

(c)

To the extent the Participant has not made a payment or election contemplated by subparagraph (a) or (b), the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy withholding obligations relating to the Stock by withholding that number of shares of Stock otherwise held in escrow for the Participant hereunder having a Fair Market Value on the Tax Date equal to the amount required to be withheld; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment.

Amendment to 2018 Performance Share Agreement

1.	Paragraph 2 of the Performance Share Agreement relating to awards granted in 2018 is amended and restated in its entirety to read as follows:

Determination of Performance Shares Earned.

(a)

The number of shares of Stock earned (the “Earned Shares”) will equal the sum of the number of shares of Stock earned for each of the three performance periods set forth on Exhibit A (each, a “Performance Period”). The number of shares earned for a particular Performance Period shall equal the product of (a) one-third (1/3) of the Target Shares multiplied by (b) the earned percentage (the “Earned Percentage”) for that Performance Period, determined as set forth on Exhibit A. The Compensation Committee (the “Committee”) of the Board of Directors of the Company will make all final determinations regarding the number of Earned Shares for each Performance Period on a date within six weeks following the end of the applicable Performance Period (each such date, a “Determination Date,” and the final Determination Date, the “Release Date”); provided, however, that, subject to Section 2(b), such Earned Shares shall remain subject to the Participant’s satisfaction of the employment requirements of Section 6.

(b)

If the Participant’s employment with the Company and its affiliates terminates prior to the Release Date as a result of (i) the Participant’s Retirement (as defined below) or (ii) the Participant’s death (either of (i) or (ii), a “Qualifying Termination”), then the Participant shall be eligible to earn a pro rata portion of the shares subject to this Agreement as Earned Shares. Such pro rata portion shall be equal to, for each one-third (1/3) of the total shares subject to this Agreement subject to a Performance Period (each “Tranche”), the product of (A) the Earned Percentage applicable to the Tranche of shares multiplied by (B) the quotient of (x) the number of days during the Performance Period applicable to the Tranche of shares on which the Participant was employed by the Company or an affiliate divided by (y) the total number of days in the Performance Period applicable to the Tranche of shares.

(c)

“Retirement” shall mean the termination of the Participant’s employment (i) following the Participant’s having reached the age of sixty (60) with at least ten (10) years of service as an employee of the Company or one of its affiliates and (ii) at a time when Participant’s employment could not have been terminated for Cause (as defined in the Executive Employment and Severance Agreement between the Participant and the Company).

2.	Paragraph 3 of the Performance Share Agreement relating to awards granted in 2018 is amended and restated in its entirety to read as follows:

Restrictions; Forfeiture of Unearned Shares.

(a)

Except as otherwise provided herein, none of the Target Shares may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the Committee has determined the number of Earned Shares and the Participant has satisfied the employment requirements of Section 6 or had a Qualifying Termination.

(b)

To the extent the cumulative number of Earned Shares determined by the Committee exceeds the number of Target Shares (which, for purposes of clarity, shall be the number of Target Shares on the date of this Agreement), the Company or an affiliate shall make a cash payment to the Participant equal to the product of (i) the excess of the Earned Shares over the Target Shares and (ii) the Fair Market Value of a Share determined (A) as of the Release Date or (B) if such cash payment ceases to be subject to a substantial risk of forfeiture prior to the Release Date, as of the date on which such substantial risk of forfeiture lapses. Such cash payment shall be paid within thirty (30) days of the Release Date or, if such cash payment ceases to be subject to a substantial risk of forfeiture prior to the Release Date, within thirty (30) days of the date on which such substantial risk of forfeiture lapses.

(c)

To the extent the cumulative number of Earned Shares determined by the Committee is fewer than the number of Target Shares (which, for purposes of clarity, shall be the number of Target Shares on the date of this Agreement), then shares of Stock equal to the excess of the Target Shares over the Earned Shares will be forfeited to the Company on the Release Date.

3.	The second sentence of Paragraph 4 of the Performance Share Agreement relating to awards granted in 2018 is amended and restated in its entirety to read as follows:

Unless forfeited as provided herein, on the Release Date (or, following an earlier Qualifying Termination, upon the later of such Qualifying Termination or the Determination Date for the applicable Performance Period) (a) Target Shares that become Earned Shares shall cease to be held in such segregated account and (b) certificates for such Target Shares shall be delivered, or such shares of Stock shall be transferred electronically, to the Participant, and such delivered or transferred shares of Stock shall become free of the restrictions set forth in Section 3.

4.	Paragraph 6 of the Performance Share Agreement relating to awards granted in 2018 is amended and restated in its entirety to read as follows:

Other Termination of Employment or Death Prior to Retirement Eligibility. If the Participant’s employment with the Company and its affiliates is terminated other than in a Qualifying Termination (including death prior to Retirement eligibility) prior to the Release Date, all shares subject to this Agreement shall be forfeited to the Company as of the date on which such termination occurs.

5.	Paragraph 9 of the Performance Share Agreement relating to awards granted in 2018 is amended and restated in its entirety to read as follows:

Tax Withholding.

(a)

As a condition for any Stock, Dividends, or cash to be issued or paid to the Participant hereunder, the Participant agrees that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Stock, Dividends or cash, as a result of the termination of the restrictions on such Stock or Dividends, or the payment of cash, hereunder, or in connection with any other event relating to the shares subject to this Agreement.

(b)

The Participant may satisfy withholding tax requirements with respect to shares of Stock by electing to have the Company withhold that number of shares of Stock otherwise deliverable to the Participant from the segregated account hereunder or otherwise issuable to the Participant to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the amount required to be withheld as a result of the termination of the restrictions on or issuance of such shares of Stock or other event relating to shares subject to this Agreement; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment. The election must be made in writing and must be delivered to the Company prior to the Tax Date. If the number of shares of Stock so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share (or such cash shall be withheld from any cash payment due hereunder). All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of shares of Stock over the purchase price therefor, if any. With respect to any payment of cash hereunder, the withholding taxes related thereto shall be deducted from such cash payment.

(c)

To the extent the Participant has not made a payment or election contemplated by subparagraph (a) or (b), the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy withholding obligations relating to the shares of Stock subject to this Agreement by withholding that number of shares otherwise held in escrow for the Participant hereunder having a Fair Market Value on the Tax Date equal to the amount required to be withheld; provided, however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment.

6.	Paragraph 13 of the Performance Share Agreement relating to awards granted in 2018 is amended by adding the following to the end thereof:

For the avoidance of doubt, this Section 13 shall not apply to shares of Stock that have previously been released or with respect to which payments have previously been made.

Amendment to Executive Employment and Severance Agreement

Section 7(b)(i) of the Executive Employment and Severance Agreement is amended by adding the word “or” immediately before clause (B) thereof and by deleting the following text therefrom: “, or (C) serving as a director of an entity that has less than 10% of its assets located in the Whiting Fields and Plays”.